Exhibit (r)(1)



                    Japan Smaller Capitalization Fund, Inc.
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                            Korea Equity Fund, Inc.
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                      Nomura Asset Management U.S.A. Inc.
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                                CODE OF ETHICS
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                            Effective February 2005
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


                                Code of Ethics
                                      for
                    Japan Smaller Capitalization Fund, Inc.
                            Korea Equity Fund, Inc.
                      Nomura Asset Management U.S.A. Inc.

                            Effective February 2005


     Nomura Asset Management U.S.A. Inc.'s ("NAM-USA" or the "firm") reputation for integrity and ethics is one of our most important assets. In order to safeguard this reputation, we believe it is essential not only to comply with relevant U.S. and foreign laws and regulations but also to maintain high standards of personal and professional conduct at all times. This Code of Ethics (the "Code") is designed to ensure that our conduct is at all times consistent with these standards, with our fiduciary obligations to our clients, and with industry and regulatory standards for investment managers.

     The fundamental principles underlying the Code are as follows:

     1.   The interests of our clients must always come first;

     2. Our personal securities transactions must be conducted in such a manner as to be consistent with the Code;

     3. Both actual and potential conflicts of interest must be avoided at all times;

     4. Even if our clients are not harmed, we cannot take inappropriate advantage of our position as fiduciaries;

     5. We must preserve the confidentiality of our clients' security holdings and transactions, financial circumstances and other client information that we have obtained within the scope of the manager-client relationship; and

     6. Our independence in the investment decision-making process is paramount. Accordingly, we cannot participate in any business relationship or accept gifts that could reasonably be expected to affect our independence, objectivity, or loyalty to clients.

     This Code contains detailed rules concerning personal securities transactions and other issues. In addition, the Code sets forth the general principles that will apply even when the specific rules do not address a specific situation or are unclear or potentially inapplicable. In addition, this Code is intended to prevent employees from engaging in any act, practice or course of business prohibited by Rule 17j-1 under the Investment Company Act of 1940 and Rule 204A-1 under the Investment Advisers Act


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of 1940. The U.S. registered investment companies covered by this Code are listed on Schedule A.

     Although the Code provides guidance with respect to many common types of situations, please remember that the Code cannot address every possible circumstance that could give rise to a conflict of interest, a potential conflict of interest, or an appearance of an impropriety. Whether or not a specific provision of this Code applies, you must conduct your activities in accordance with the general principles embodied in the Code, and in a manner that is designed to avoid any actual or potential conflict of interest or any abuse of your position of trust and responsibility. Our policy is to avoid conflicts and, where they unavoidably occur, to resolve them in a manner that clearly places the interests of our clients first.

     It bears emphasis that technical compliance with the letter of the Code's requirements and procedures will not automatically insulate from scrutiny, transactions or actions that appear to indicate a pattern of abuse of your fiduciary duties to the firm's clients.

     You should consider whether a particular action might give rise to an appearance of impropriety, even if the action itself is consistent with your duties to NAM-USA and its clients. Therefore, to protect yourself and the firm, please be alert for the potential for conflicts of interest, and please consult NAM-USA's Compliance Department ("Compliance Department") whenever questions arise concerning the application of the Code to a particular situation.


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                                I. INTRODUCTION


     The primary responsibility of NAM-USA as an investment adviser is to render to its clients on a professional basis unbiased and continuous advice regarding their investments. As an investment adviser, NAM-USA has a fiduciary relationship with all of its clients, which means that it has an absolute duty of undivided loyalty, fairness and good faith toward its clients and fund shareholders and a corresponding obligation to refrain from taking any action or seeking any benefit for itself which would, or which would appear to, prejudice the rights of any client or fund shareholder or conflict with his or her best interests. Please remember that a conflict of interest (or the appearance of a conflict of interest) can arise even if there is no financial loss to NAM-USA or to any NAM-USA client, and regardless of the motivation of the employee involved.

     The potential for conflicts of interest is apparent with respect to personal securities transactions, but conflicts of interest can arise in a variety of situations. Some of the more common examples are described in this Code. The rules contained in the Code are designed to minimize conflicts of interest and to avoid appearances of impropriety. As a result, all employees and members of their immediate families are required to adhere carefully to the elements of the Code that are applicable to them. Compliance with NAM-USA's Code is a condition of your employment. The sanctions that may result from violations of the Code, which can include fines and/or dismissal, are outlined below.

     If you have questions about whether a conflict of interest exists in a particular situation, please contact the Compliance Department.

     Industry standards pertaining to matters such as personal securities trading can change over time, and NAM-USA is committed to maintaining high ethical standards for itself and its employees. Therefore, NAM-USA reserves the right to change any or all of the requirements of the Code from time to time, as NAM-USA deems necessary or appropriate. NAM-USA also reserves the right, when in its judgment particular circumstances warrant, to impose more stringent requirements on particular employees or on all employees generally or to grant exceptions to the requirements of the Code in circumstances in which it believes an exception is warranted.

A.   Persons Covered


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     The Code applies to all employees of the firm. For purposes of this Code, the term "employees" includes all officers, directors and employees of NAM-USA, as well as all temporary employees and all contractors who work on NAM-USA's premises.

     All of the provisions and requirements of the Code, including the rules pertaining to pre-clearance of personal securities transactions, also apply to persons who are closely connected persons, which include any family member who is presently living in your household, or to whose financial support you make a significant contribution, and trusts or estates over which you have investment control. In case of any doubt, please contact the Compliance Department.

     Although persons who are not closely connected to you are not required to comply with the preclearance and other procedures contained in the Code, such persons may not take improper advantage of information that they may receive from you regarding the activity or holdings of NAM-USA clients. In addition, it would be a violation of the Code and potentially a violation NAM-USA's Insider Trading Policy for any NAM-USA employee to arrange for a friend or relative to trade in a security in which that NAM-USA employee would be precluded from trading for his or her own account. It may also be a violation of the Code or the Insider Trading Policy for a NAM-USA employee to give information about the activity or holdings of NAM-USA clients to any person for the purpose of facilitating securities trading by that person. You can also be held liable as a tippee if you trade on or pass along material nonpublic information to others. NAM-USA reserves the right, when NAM-USA deems it necessary or appropriate, to apply the requirements of the Code to persons who are not necessarily members of your immediate family.

     Except as otherwise provided, the provisions and requirements of the Code relating to preclearance, blackout periods, and holding periods do not generally apply to persons who are (i) directors of NAM-USA or (ii) directors of the U.S.-registered investment companies managed by NAM-USA who are not affiliated persons of NAM-USA, and who do not, in the ordinary course of their official duties, have access to specific client purchase or sale recommendations or decisions or client holdings information ("Disinterested Directors").

     A Disinterested Director is not required to preclear personal securities transactions unless such Disinterested Person knows or, in the ordinary course of the fulfillment of his or her official duties as a director or officer of NAM-USA or one of the Funds, should have known that during the 15-day period immediately preceding or after the date of a transaction in a security by that Disinterested Person such a security was purchased or sold by NAM-USA's clients, or that the purchase or sale of that security was considered by NAM-USA for its clients. In addition, Disinterested Directors are not required to report their personal securities transactions on a quarterly basis, or to report their holdings on an annual basis, to NAM-USA (see Section V. Personal Securities Transactions Policy).

B.   Compliance with the Code and Supervisory Responsibility


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     Compliance with this Code and the principles and standards described herein is a condition of your employment. A violation of this Code or its principles may be cause for disciplinary action by NAM-USA, including termination of employment. Other disciplinary actions can include warnings and periods of "probation" during which all personal investment activities (except for specifically approved liquidation of current positions) are prohibited.

     Moreover, you should be aware that failure to comply with certain elements of the Code may constitute a violation of federal and/or state law, and may subject you and the firm to a wide range of criminal and/or civil liability. Violations or potential violations of the Code may be reported to federal or state authorities, such as the Securities and Exchange Commission ("SEC"), and if warranted, the Independent Directors of the U.S. registered investment companies managed by NAM-USA (the "Funds").

     In addition, the federal securities laws require NAM-USA and individual supervisors reasonably to supervise employees with a view toward preventing violations of law and of the Code. As a result, all employees who have supervisory responsibility should endeavor to ensure that the employees they supervise, including temporary employees and contractors, are familiar with and remain in compliance with the requirements of the Code.

C.   Questions Regarding the Code

     Given the seriousness of the potential consequences of violations of the Code, all employees are urged to seek guidance with respect to issues that may arise. Resolving whether a particular situation may create a conflict of interest, or the appearance of a conflict, may not always be easy, and a situation inevitably will arise from time to time that will require interpretation of the Code to particular circumstances. Please do not attempt to resolve such questions yourself. In the event that a question arises as to whether a proposed transaction is consistent with the Code, please address that question to the Compliance Department before the transaction is initiated.



                           II. STANDARDS OF CONDUCT


     The Code sets forth certain minimum standards of conduct that must be observed by all employees of NAM-USA in light of their relationship with NAM-USA clients.

A.   Compliance with Securities Laws, Rules and Regulations


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     Employees must comply with applicable federal securities laws(1) and applicable foreign laws, rules and regulations. As part of this requirement, employees are not permitted, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by a client:

     1)   To defraud a client in any manner;

     2) To mislead a client, including by making a statement that omits material facts;

     3) To engage in any act, practice or course of conduct that operates or would operate as a fraud or deceit upon a client; and

     4) To engage in any manipulative practice with respect to securities, including price manipulation.

B.   Confidentiality

     The exercise of confidentiality extends to four major areas of our operations: internal operating procedures and planning, clients and fund shareholders, investment advice, and investment research. The duty to exercise confidentiality applies not only when you are employed by the firm, but also after you cease employment with the firm.

     1) Internal Operating Procedures and Planning. The firm has developed unique methods of operations and portfolio management that we believe gives the firm a unique advantage over its competitors. Accordingly, you should be guarded in discussing our business practices with outsiders. Any requests from outsiders for specific information of this type should be cleared with your supervisor before it is released.

          Also, from time to time, management holds meetings with employees in which material, non-public information concerning the future plans of NAM-USA or any of its affiliates is disclosed. Employees should never discuss confidential information with, or provide copies of written material concerning the firm's internal operating procedures or projections for the future to, unauthorized persons outside the firm.

     2) Clients and Fund Shareholders. In many instances, when clients employ NAM-USA's services, we ask them to disclose fully their financial status and needs. This is done only after we have assured them that every member of our organization will hold this information in strict confidence. It is essential that we respect their trust. A simple rule for employees to follow is that the names of our clients or fund shareholders or any information pertaining to their investments


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(1) Federal securities laws mean the Securities Act of 1933, the Securities
Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940; the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.


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          must never be divulged to anyone outside the firm, not even to members of their immediate families and must never be used as a basis for personal trades over which the employee has beneficial interest or control.

     3) Investment Tips: There are two major considerations that dictate why we must not provide investment "tips":

          o From the point of view of our clients, it is not fair to give other people information that clients must purchase.

          o From the point of view of the firm, it is not desirable to create an outside demand for a security when we are trying to buy it for our clients, as this will only serve to push the price up. The reverse is true if we are selling.

          In light of these considerations, you must never disclose to outsiders our buy and sell recommendations, securities we are considering for future investment, or the portfolio holdings of our clients or funds unless the disclosure is required by law or is necessary in connection with your job responsibilities.

          The practice of giving investment advice informally to members of your immediate family should be restricted to very close relatives. Any transactions resulting from such advice are subject to the prior approval and reporting requirements of this Code (see Section V Personal Securities Transaction Policy). Under no circumstances should an employee receive compensation directly or indirectly (other than from NAM-USA or its affiliates) for rendering advice to either clients or non-clients.

     4) Investment Research. Any report circulated by a research analyst employed by NAM-USA or its affiliates is confidential in its entirety and should not be reproduced or shown to anyone outside of our organization, except to our clients or prospective clients where appropriate.

     Understanding as to Clients' Accounts and Company Records. The accounts of clients and fund shareholders are the sole property of NAM-USA. This applies to all clients for whom NAM-USA acts as investment adviser, regardless of how or through whom the client relationship originated and regardless of with whom within the Nomura Group the client has a direct relationship. At the time of termination of employment with NAM-USA, an employee must: (1) surrender to NAM-USA in good condition all materials, reports or records (including all copies in his or her possession or subject to his or her control) developed by him or her or any other person which are confidential information of NAM-USA (except copies of any research material in the production of which the employee participated to a material extent); and (2) refrain from communicating, transmitting or making known to any person or firm any information relating to any materials or matters whatsoever which are considered by NAM-USA to be confidential.


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     Employees must use care in disposing of any confidential records or correspondence. Confidential material that is to be discarded should be torn up or shredded.

C.   Protection of Corporate Assets

     All employees are responsible for taking measures to ensure that NAM-USA's assets are properly protected. This responsibility not only applies to our business facilities, equipment and supplies, but also to intangible assets such as proprietary research or marketing information, corporate trademarks and service marks, and copyrights.

D.   Past and Certain Litigation

     As a condition of employment, new employees answer a disciplinary history questionnaire regarding certain regulatory and related matters. NAM-USA uses the information obtained through this questionnaire to answer questions asked on United States, Quebec and other governmental registration forms and for insurance and bonding purposes. Each employee is responsible for keeping answers on the questionnaire current. If an employee becomes a party to any proceeding that could lead to his or her conviction for any felony or misdemeanor (other than traffic or other minor offenses) or becomes the subject of a regulatory action by the SEC, a state, or any government, regulatory agency, or self-regulatory organization relating to securities or investment activities, he or she should notify the Compliance Department.

E.   Anti-Money Laundering

     The attempted use of financial institutions as instruments to launder money is a significant problem that has resulted in the passage of strict laws in many countries. Money laundering attempts to disguise money derived from illegal activity including drug trafficking, terrorism, organized crime, fraud, and many other crimes. Money launderers go to great lengths to hide sources of their funds. Among the most common strategies are placing cash in legitimate institutions (such as mutual funds), layering between numerous financial institutions, and integrating the laundered proceeds back into the economy as apparently legitimate funds.

     NAM-USA maintains strict policies regarding this matter. Such policies are outlined in NAM-USA's Compliance Manual and the Nomura Funds' Compliance Manual and should be reviewed for compliance with such procedures.

F.   Marketing and Sales Activities


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     All written marketing materials and presentations (including performance)
must be in compliance with applicable SEC, National Association of Securities Dealers, Inc. ("NASD"), and Association of Investment Management and Research ("AIMR") requirements. All advertisements, sales literature, and other written marketing materials must be reviewed and approved by the Compliance Department prior to use (see NAM-USA's Marketing Material Review Manual).

G.   Employee Political and Charitable Contributions

     NAM-USA realizes, as active members of the community and involved citizens, its employees often participate in political and charitable projects and activities that may include donations and contributions by employees to political candidates or charitable organizations. Although NAM-USA encourages civic and community involvement by its employees, NAM-USA desires to avoid any situation that raises a conflict of interest or that creates an appearance of impropriety in the context of NAM-USA's business relationships.

     NAM-USA's policy on political and charitable contributions is contained in NAM-USA's Compliance Manual and should be reviewed.


H.   Speaking Engagements and Publications

     Employees may be asked to accept speaking engagements on the subject of investments, finance or their own particular specialty with our organization. This is encouraged by the firm, as it enhances our public relations, but you must obtain approval from the Compliance Department before you accept such requests.

     Before making any commitment to write or publish any article or book on a subject related to investments or your work at NAM-USA, prior approval must be obtained from the Compliance Department.


                       III. OUTSIDE BUSINESS ACTIVITIES


A.   General Guidelines

     There is no absolute prohibition on a NAM-USA employee participating in outside business activities. As a practical matter, however, there may be circumstances in which it would not be in NAM-USA's best interests to allow employees to participate in outside activities. The first consideration must be whether the activity will take so much of the employee's time that it will affect his or her performance. As important, however, is whether the activity will subject the employee to conflicts of interest that will reflect poorly on both the individual and NAM-USA.


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     Our business is such that we must adhere strictly to the highest ethical standards and strive to avoid even the appearance of impropriety and conflict. It is impossible to anticipate every conflict that may arise. Therefore, activities should be limited to those that have the least probability of creating them. For example, serving on the board of a publicly traded company has clear potential for conflict, while serving on the board of a charitable organization generally does not normally pose a conflict.

     Another consideration is that NAM-USA and its employees must not use non-public material information improperly to benefit themselves or NAM-USA's clients. It is conceivable, for example, that as an advisory board member, you may receive material non-public information about certain public companies. If this occurs, you would be prohibited from effecting transactions (either for your account or client accounts) until the information either is made available to the public or ceases to be material. You would also be required to keep the information confidential and avoid using the information to effect trades.

     Even if you are positive that you do not have "insider information," unforeseen market events may make it look as if you did, e.g., you sell securities of a company that subsequently reports an adverse event (e.g., loss of a major customer, departure of a key employee, etc.). It is virtually impossible to prove a negative - that you didn't know about the event - and it may make it difficult to win any lawsuit that is brought or to mitigate any resulting adverse publicity.

B.   Approval Requirement

     If you wish to engage in an outside business activity, including accepting a position with a corporation (public or private), charitable organization, foundation, or similar group, you must obtain prior approval from the Compliance Department by completing the Request to Engage in an Outside Business Activity Form which is attached to this Code as Appendix 6. Requests will be treated on a case-by-case basis with the interests of NAM-USA and its clients being paramount.

     Note that all outside business activities must be reported on the form attached to this Code as Appendix 5. In the event you have no outside business activities that require reporting, the form should be so noted.

C.   Board of Director Participation

     Employees are not permitted to serve on boards of publicly traded companies unless such service is approved in advance by the Compliance Department and the President of NAM-USA on the basis that it would be consistent with the interests of NAM-USA. In the case of portfolio managers and analysts, service on the board of a public company must be consistent with the interests of our clients as well as the shareholders of the Funds.


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     As an outside board member, an employee may come into possession of material non-public information about the outside company, or other public companies. It is critical that a proper information barrier be in place between the firm's business units and the outside organization, and that the employee does not communicate such information to other NAM-USA employees or business units in violation of any such information barrier.


                IV. OTHER POTENTIAL CONFLICTS OF INTEREST AREAS


A.   Accepting and Giving Gifts

     Employees should not accept or give gifts that might in any way create or appear to create a conflict of interest or interfere with the impartial discharge of our responsibilities to clients or place our firm in a difficult or embarrassing position. For specific requirements on the receipt and giving of gifts, please see NAM-USA's Gift and Entertainment Policy.

B.   Providing Investment Advice to Others

     In order to avoid conflicts with the interests of our clients, you may not provide investment advice to anyone or manage any person's portfolio on a discretionary basis, except for NAM-USA clients or members of your immediate family (as noted elsewhere in this Code, transactions by members of your immediate family are covered by the Code). Thus, you should not give advice to anyone, other than members of your immediate family, concerning the purchase or sale of any security, and you should be especially cautious with respect to securities that are being purchased and sold (or are under consideration for purchase and sale) for NAM-USA client accounts. In particular, you may not provide investment advice or portfolio management services for compensation to any person, other than a NAM-USA client, under any circumstances, unless that arrangement is disclosed to and approved in writing by the Compliance Department.

C.   Disclosure of Personal Interest and Interests of Family Members

     It may be a conflict of interest from recommending, implementing or considering any securities transaction in that security, if you have a personal interest in that security, without first disclosing that personal interest. Therefore, if you are a portfolio manager or an analyst and have a personal interest in a security, you must disclose that interest in writing to your supervisor and to the Compliance Department before recommending or before directing an investment decision with respect to that security. If you have the power to direct any transaction in any such security, such an investment decision must be reviewed by investment personnel with no personal interest in the issuer.


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     It is important to note that the potential for a conflict of interest also can arise if a member of your immediate family is employed in the securities industry, or has an economic interest in any organization with which NAM-USA does business. If a member of your immediate family has such an employment relationship or such an economic interest, please notify the Compliance Department promptly.


                  V. PERSONAL SECURITIES TRANSACTIONS POLICY


     In accordance with the requirements of the securities laws of the United States (i.e., the Investment Advisers Act of 1940, the Investment Company Act of 1940, the Securities Exchange Act of 1934, the Insider Trading and Securities Fraud Enforcement Act of 1988), NAM-USA and the Funds it manages have adopted the following Personal Securities Trading Policy (the "Policy"). The Funds and the other client accounts in which NAM-USA manages are referred to collectively in this section as "Clients."

A.   Purpose of Policy

     This Policy was developed to help guide NAM-USA, its officers, directors and employees, and the independent directors of the Funds, including all Access Persons as defined below, in the conduct of their personal transactions and to:

     o Eliminate the possibility of a transaction occurring that the SEC or other regulatory bodies would view as illegal, such as front running (see definition below);

     o Avoid situations where it might appear that NAM-USA or the Funds or any of their officers, directors or employees had personally benefited at the expense of a Client or Fund shareholder or taken inappropriate advantage of their fiduciary positions; and

     o Prevent, as well as detect, the misuse of material, non-public information.

     All those covered by this Policy are urged to consider the reasons for the adoption of this Policy. NAM-USA and the Funds' reputations could be adversely affected as a result of even a single transaction considered questionable in light of the fiduciary duties of NAM-USA and the independent directors of the Funds.

     Front Running. Front running is illegal. It is generally defined as the purchase or sale of a security by an officer, director or employee of an investment adviser or fund in anticipation of and prior to the adviser effecting similar transactions for its clients in order to take advantage of or avoid changes in market prices effected by the clients' transactions.


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B.   Definitions

     1)   Classification of Personnel

     Personnel subject to the Code are divided into several general categories. The Code imposes varying restrictions and reporting requirements by category appropriate to the sensitivity of positions included in that category.

Access Person

     Access Person is the broader category, and includes any "advisory person" defined below and, except as provided below, any director, officer or other employee of NAM-USA and the Funds. All Investment Personnel (as defined below) are also considered "Access Persons." Any temporary or part-time employee of NAM-USA shall not be considered an employee for purposes of the definition of "Access Person" unless such person, in connection with his or her regular functions or duties, makes, participates in, obtains or has access to timely information regarding Client holdings or transactions.

     For purposes of the definition of Access Person, "advisory person" is defined to include any natural person who is an employee of a company in a control relationship with NAM-USA (other than a company whose code of ethics has been approved by the Board of Directors of each Fund) who obtains information concerning recommendations made to a Fund with regard to the purchase or sale of a Security. An Access Person shall not include a Disinterested Director (as defined below).

Disinterested Directors

     A Disinterested Director includes a director of NAM-USA who is not an employee of the firm or an affiliate and who does not make or participate in the making of recommendations for Client accounts and who does not receive information about current recommendations or trading, or who obtains knowledge of current recommendations or trading activity only infrequently or inadvertently.

     A Disinterested Director also includes a director of a Fund who is not an Interested Person of such Fund. An Interested Person of another person, when used with respect to a Fund, means (i) any affiliated person of the Fund, (ii) any member of the immediate family of any natural person who is an affiliated person of the Fund; (iii) any interested person of any investment adviser or principal underwriter for the Fund; (iv) any person or partner or employee of any person who at any time since the beginning of the last two completed fiscal years of the Fund has acted as legal counsel for the Fund; (v) any broker or dealer registered under the Securities Exchange Act of 1934 or any affiliated person of such broker or dealer; or (vi) any natural person whom the SEC by order shall have determined to be an interested person by reason of having had, at any time since the beginning of the last two completed fiscal years of the Fund, a material business or professional relationship with the Fund or with the principal


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executive officer of such company or with any other investment company having the same investment adviser or principal underwriter or with the principal executive officer of such other investment company, provided, that no person shall be deemed to be an interested person of an investment company solely by reason of (aa) his being a member of its Board of Directors or advisory board or an owner of its securities, or (bb) his or her membership in the immediate family of any person specified in clause (aa) of this provision.

Investment Personnel

     Investment Personnel means every employee of NAM-USA (or of a controlling company, other than a company whose code of ethics has been approved by the Board of Directors of each Fund) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by a Client, including individuals who place orders or otherwise arrange transactions for the Funds. Investment Personnel would include traders, research analysts, and portfolio managers. Because Investment Personnel occupy a comparably sensitive position, additional rules outlined herein apply to such individuals.

Portfolio Managers

     Portfolio Managers are Investment Personnel entrusted with the direct responsibility and authority to make investment decisions affecting a Client. In their capacities of fiduciaries, Portfolio Managers occupy a more sensitive position than many members of the firm because they are originating transactions for their Clients.

     2)   Other Key Terms


Beneficial Ownership

     You are considered to have Beneficial Ownership of Securities if you have or share a direct or indirect Pecuniary Interest in such Securities.

     You have a Pecuniary Interest in Securities if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Securities. Therefore, you would be considered to have Beneficial Ownership in any Security that is held by you, or by others for your benefit (such as custodians, trustees, executors, etc.); held by you as a trustee for members of your immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, partner, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and any adoptive relationship); or held in the name of your spouse, or minor children (including custodians under the Uniform Gifts to Minors Act) or any relative of yours or of your spouse (including an adult child) who is sharing your home, whether or not you supervise such investments. You will also be considered to have Beneficial Ownership of any Security for which you have a contract, understanding, relationship, agreement, or other arrangement that gives you, or any person described above, a present or future direct or indirect benefit substantially equivalent to an ownership interest in that Security. For example, you would have Beneficial Ownership of the following:

     o    A Security held by a partnership in which you are a partner.

     o A Security held by a limited liability company in which you are a manager or member.

     o    A Security held by an investment club in which you are a member.

     o An investment held by a trust of which you are the settlor, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

     There is the presumption that you can exert some measure of influence or control over accounts in which you serve as guardian, executor or trustee for individuals that are not considered members of your immediate family, but this presumption may be rebutted if you certify in writing (and annually, re-certify, as applicable) that you have no such control or influence.

     Note: The above list of examples is non-exhaustive. If in doubt as to whether you have Beneficial Ownership of Securities, the Compliance Department should be consulted.



Control

     Control means the power to exercise a controlling influence over management or policies of a company, whether through ownership of securities, by contract, or otherwise. Any person who owns beneficially, either directly or through one or more controlled companies, 25% or more of a company's outstanding voting securities is presumed to control such company. Such presumption may be countered by the facts and circumstances of a given situation.

Private Placement

     A private placement is defined as an offering of a security not being made to "the public," but made rather to a limited number of investors and deemed not to require registration with the SEC. A private placement includes stocks of privately held companies, non-publicly traded limited partnerships and hedge funds.

Securities

     The following are Securities:

     Any note, stock, treasury stock, bond debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, futures contracts and options traded on a commodities exchange, including currency futures, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency or, in general, any interest or instrument commonly known as a security or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any security.

     A Security shall also include commodities contracts as defined in Section 2(a)(1)(A) of the Commodities Exchange Act. This includes, but is not limited to, futures and options on futures on any group or index of Securities. For purposes of this Code, the term Securities does not include the following Exempt Securities:

     1. Securities that are direct obligations of the U.S. Government (i.e., U.S. Treasury obligations).

     2. Bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements. High quality short-term debt instruments are interpreted to mean any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization.

     3. Shares of "non-affiliated" open-end investment companies registered under the Investment Company Act of 1940 or foreign law.

          An investment company is considered "affiliated" if NAM-USA acts as a manager or adviser to the fund, or if "control affiliates" of NAM-USA serve as the manager, adviser or principal underwriter to the fund. Control affiliates are persons who control the NAM-USA, who are controlled by NAM-USA, or who are under common control with NAM-USA.

C.   General Trading Prohibitions

     No Access Person may purchase or sell, directly or indirectly, any Security in which he or she has, or by reason of the transaction would acquire, any direct or indirect Beneficial Ownership, and which, within seven
(7) calendar days before and after the transaction:

          (a) is being considered for purchase or sale for a Client (for this purpose, a Security is "being considered for purchase or sale" when a recommendation to purchase or sell the Security has been made or communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation); or

          (b)  is being purchased or sold by a Client.

     The seven-day blackout period before a Client trades is designed to deter front-running transactions, which typically involve a quick trading pattern to capitalize on a short-lived market impact of a trade by one of our Clients. The blackout period after a Client trades is designed to allow dissipation of the market effect of a Client's trade before an Access Person trades. It is also designed to prevent Access Persons from benefiting from a trade that is opposite a Client's trade (e.g., the sale of a Security shortly after the Client purchased the Security and boosted its price).

     NAM-USA recognizes that the application of the blackout period seven calendar days after a Client transaction poses certain procedural difficulties and may result in inadvertent violations. If such violations do occur, the transactions may need to be reversed, or if reversal is impractical or impossible, may require profit realized from the transactions, net of commissions but before tax effect, to be disgorged.

D.   30-Day Trading Rule

     Investment Personnel may not profit from the purchase and sale, or sale and purchase, of the same (or equivalent) Securities within thirty (30) calendar days in which he or she has Beneficial Ownership. Generally, Securities transactions that do not require preclearance are exempt from the 30-day rule (see Section F. below for a list of transactions exempt from preclearance). The rule is designed to deter potential conflicts of interest and front-running transactions.

     You are considered to profit from a trade if Securities of which you have Beneficial Ownership are sold for more than their purchase price, even though the Securities purchased or sold are held of record or are beneficially-owned by different persons or entities.

     Please remember the 30-day rule is measured on a first-in first-out basis
(FIFO). For example, if you purchase 100 shares of a security on day 1, and 100 more shares on day 200, you can sell up to 100 shares on day 220 (because you are matching the sale on day 220 against the purchase on day 1). If you sell 200 shares on day 220, though, any profit on the second 100 shares may be required to be disgorged.

     It is recognized that this prohibition effectively limits the utility of options trading, short sales of Securities, and various legitimate and non-abusive hedging activities by Investment Personnel. Accordingly, exceptions to this prohibition may be allowed by the Compliance Department on a case-by-case basis, but only where no abuse is involved and the equities of the situation strongly support an exception.

E.   Preclearance of Personal Securities Transactions

     1)   Circumstances Requiring Preclearance

     All Access Persons must obtain approval from the Compliance Department prior to entering into personal securities transactions involving the purchase or sale of any Security, including any Security to be acquired in a private transaction or initial public offering.

     Once granted, preclearance is effective only until the close of trading on the day it is granted (or in the case of a private placement purchase, the closing of a private placement transaction. If preclearance is given after the market is closed, it is valid for the next working day. If the trade is not executed before preclearance expires, the Access Person must again obtain preclearance. Preclearance approval is requested by submitting a Transaction Preclearance Form attached to this Code as Appendix 1.

     If circumstances are such that NAM-USA lacks the ability to preclear a particular transaction, permission to execute that transaction will not be granted.

     No Access Person will receive approval to execute a Securities transactions when any Client has a pending "buy" or "sell" order in that same (or a related) Security until all such Client orders are executed or withdrawn .. Examples of related Securities include options, warrants, rights, convertible securities and American Depository Receipts, each of which is considered "related" to the Security into which it can be converted or exchanged.

     2)   Limit, GTC and Stop-Loss Orders

     Access Persons are permitted to use limit, GTC and stop-loss orders for trading purposes. Such orders must follow the usual pre-clearance mechanisms for personal securities transactions. In the case of a limit, GTC or stop-loss order, however, the trading date is the date on which you place the order with your broker, subject to the price instructions that you have given to your broker, even if the trade is ultimately executed on a later date. If the limit, GTC or stop-loss order is not subsequently canceled or modified, but is executed without further instructions on a subsequent date, you do not need to obtain an additional pre-clearance. You should, however, report execution of that transaction on the Quarterly Securities Transactions Report (see Section G. below). In addition, if you change the instructions related to any limit, GTC or stop-loss order (for example, if you change the limit price), you must obtain a new pre-clearance.

     Limit, GTC and stop-loss orders create the potential for Access Persons to be trading in the same securities, at the same time, as NAM-USA clients are trading in such securities. Because of this possibility, it is particularly important to be scrupulous about following the procedures regarding limit, GTC and stop-loss orders, and to obtain a new preclearance whenever you change the broker's instructions with respect to such orders. If you follow the appropriate procedures, and if the date on which you place the order does not fall within the blackout period described above, you will not be deemed to have violated the Code or required to break your trade if your limit order or stop-loss order is executed on the same day as trades in that security are executed on behalf of NAM-USA clients.

     3)   Initial Public Offerings

     The purchase of Securities in initial public offerings ("IPOs") by Investment Personnel can create an appearance that such persons have taken inappropriate advantage of their positions for personal benefit. As such, Investment Personnel and members of their immediate family may not acquire Beneficial Ownership of any Securities (other than Exempt Securities) in an IPO unless they have obtained prior written approval from the President of NAM-USA and received special preclearance from the Compliance Department (using the Special Transaction Preclearance Form attached to this Code as Appendix 2). Note: this approval requirement extends to the immediate family members of Investment Personnel.

     Approval will not be given unless a determination is made that the investment opportunity should not be reserved for a Client, and that the opportunity to invest has not been offered to the individual by virtue of his or her position with NAM-USA. A record of the approval and rationale supporting any direct or indirect acquisition by Investment Personnel of a beneficial interest in an IPO, will be created and maintained by the Compliance Department.

     Further, Investment Personnel are prohibited from using NAM-USA facilities to secure an IPO purchase, directly or indirectly, for any non-NAM-USA client, or to directly or indirectly, (that is, in circumvention of the NAM-USA's procedures for allocation of IPO purchases among clients) secure an IPO issue for any NAM-USA Client.

     If an Access Person is an employee, manager, director, officer or partner of Nomura Securities International, Inc. ("NSI"), or if the Access Person is a person controlling, controlled by or in common control with NSI, NASD rules generally prohibit the individual from purchasing any securities (both Exempt and non-Exempt Securities) in a new issue (i.e., a public offering of an equity security).

     4)   Private Placements and other Limited Offerings

     Investment Personnel and members of their immediate family may not acquire Beneficial Ownership of any Securities (other than Exempt Securities) in a private placement unless they have obtained prior written approval from the President of NAM-USA and received special preclearance from the Compliance Department (using the Special Transaction Preclearance Form attached to this Code as Appendix 2).

     Approval will not be given unless a determination is made that the investment opportunity should not be reserved for a Client, and that the opportunity to invest has not been offered to the individual by virtue of his or her position with NAM-USA. A record of the approval and the rationale supporting any direct or indirect acquisition by Investment Personnel of a beneficial interest in a private placement will be created and maintained by the Compliance Department.

     If an Investment Personnel acquired Beneficial Ownership of Securities in a private placement, he or she must disclose the investment when playing a part in any consideration of the investment by a Client in the issuer of the Securities, and any decision to make such an investment must be independently reviewed by portfolio management personnel who do not have Beneficial Ownership of any Securities of the issuer.

     5) Additional Preclearance Requirements for Investment Personnel

          o When research analysts buy or sell, from an account in which they have Beneficial Ownership, a Security in an industry they cover, they must obtain prior written approval from the Compliance Department (using the Special Transaction Preclearance Form attached to this Code as Appendix 2).

          o When a Portfolio Manager sells a Security, from an account in which he or she has Beneficial Ownership, that is held by a Client account that he or she manages, the Portfolio Manager must receive prior written approval from the Compliance Department (using the Special Transaction Preclearance Form attached to this Code as Appendix 2). The Portfolio Manager must explain his or her reasons for selling the Securities.

          o When a Portfolio Manager wants to purchase, from an account in which he or she has Beneficial Ownership, a Security eligible for purchase by one or more Clients accounts he or she manages, the Portfolio Manager must receive prior written approval from the Compliance Department (using the Special Transaction Preclearance Form attached to this Code as Appendix 2). The Portfolio Manager must explain his or her reasons for purchasing the Securities.

     6)   Maintaining Margin Accounts

     Access Persons are permitted to maintain margin accounts. Sales by Access Persons pursuant to margin calls must be precleared in accordance with standard preclearance procedures.

     7)   Non-Volitional Transactions

     The preclearance requirements of the Code do not apply to transactions as to which you do not exercise investment discretion at the time of the transaction. For example, if a security that you own is called by the issuer of that security, you do not need to pre-clear that transaction, and you may deliver that security without preclearance. Similarly, if an option that you have written is exercised against you, you may deliver securities pursuant to that option without preclearing that transaction (however, if it is necessary to purchase securities to deliver them, you must preclear that purchase transaction). Likewise, if the rules of an exchange provide for automatic exercise or liquidation of an in-the-money derivative instrument upon expiration, the exercise or liquidation of that position by the exchange does not require preclearance. Please remember, however, that you must report non-volitional trades on your quarterly personal securities transaction report (see Section G. below).

     8)   Gifts of Securities

     Gifts of securities made to others, such as relatives or charities, are treated as a disposition of Beneficial Ownership, and must be precleared like any other securities transaction prior to the transfer of the securities. There may be instances where it may not be possible to identify with precision the date on which a gift transfer will actually take place. For that reason, the Compliance Department may, in its discretion, waive certain technical violations of the pre-clearance requirement with respect to gifts of securities if (i) the gift transaction was precleared in advance, but the transfer of the securities was delayed beyond the pre-clearance date, or (ii) if the facts and circumstances warrant.

     Gifts of securities received depend on the nature of the gift. In the ordinary case, if you receive securities as a gift, receipt of that gift is non-volitional on your part, and you cannot control the timing of the gift. Therefore, as a practical matter, you are not required to pre-clear receipts of securities in such cases. Please remember, however, that you cannot use the gift rules to circumvent the preclearance requirements. Therefore, if a gift of securities that you receive is not truly non-volitional, you must preclear that gift like any other securities acquisition.

     9)   Waiver from Preclearance

     A waiver from preclearance exempts certain accounts from the preclearance requirements discussed above (however, no waiver shall be granted for Investment Personnel from the prior approval requirements with respect to IPOs and private placements). An Access Person may apply for a certificate of waiver from preclearance under the following circumstances:

          o An account under the exclusive discretion of an Access Person's spouse, where the spouse is employed by an investment firm and where the spouse is subject to comparable preclearance requirements;

          o An account whose exclusive investment discretion is delegated to an outside party; provided such outside party is not associated with NAM-USA or any affiliate of NAM-USA and is not a relative of such Access Person. Note that such delegation must be subject to a written contract and a copy must be provided to the Compliance Department. The Access Person must certify in writing that he or she has not discussed, and will not discuss, potential investment decisions with the party to whom investment discretion has been delegated; and

          o Any other situation where a waiver of preclearance is deemed appropriate by the Compliance Department.

     A certification of waiver from preclearance is available at the discretion of the Compliance Department. Transactions occurring in accounts that have obtained a waiver from preclearance are not exempt from the reporting requirements described in Section G of this Policy.

F.   Exempt Transactions

     The following Securities transactions ("Exempt Transactions") are not subject to the trading prohibitions described in Sections C and D and the preclearance requirements described in Section E of this Policy:

     1. Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

     2. Purchases or sales that are non-volitional on the part of the Access Person. Non-volitional trades include the acquisition of stock dividends, dividends reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities (see Section E.7. above);

     3. Purchases which are part of an automatic investment plan (including dividend reinvestment plans) (other than purchases pursuant to a cash purchase plan option);

     4. Purchases effected upon the exercise of rights issued by a issuer pro rata to all holders of a class of its securities, to the extent the rights were acquired from that issuer, and sales of the rights so acquired;

     5. Purchases or sales of direct obligations of the U.S. Government (i.e., U.S. Treasury obligations); bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements (high quality short-term debt instruments are interpreted to mean any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization), and shares of open-end investment companies registered under the Investment Company Act.

     6. Acquisitions by gifts in an account in which the Access Person has no Beneficial Ownership (see Section E.8. above);

     7.   The rounding of fractional shares;

     8. The exercise of options (prior approval is required for the sale of stock received as the result of the exercise of options) (see Section E.7. above);

     9. Purchases or sales of futures or options on a broad-based stock market index(2), a foreign currency or commodity index;

     10. Purchases or sales of exchange traded broad-based index funds (ETFs) such as NASDAQ 100 shares (Qubes), S&P Depository Receipts (SPIDERS), Dow 30 shares (DIAMONDS), etc.

     11.  Purchases or sales of fixed income Securities;

     12. Purchases and sales of "affiliated" open-end investment companies registered under the Investment Company Act or foreign law; and

     13.  Other Securities that may be so designated by the Compliance
          Department.

G.   Reporting of Securities Transactions and Holdings by Access Persons

     1)   Exemptions from Reporting

     The reporting requirements of this Section apply to all Access Persons, unless otherwise noted. The requirements will also apply to all transactions in the accounts of spouses, dependent relatives and members of the same household, trustee and


---------
(2) For purposes of this Code, the term "broad-based index" means an index with 10 securities or more.

custodial accounts or any other account in which the Access Person has a financial interest or over which the Access Person has investment discretion. The reporting requirements do not apply to accounts over which the employee has no direct of indirect control or influence. In addition, transactions in or holdings of the following securities do not require reporting:

          a) Direct obligations of the U.S. Government (i.e., U.S. Treasury obligations);

          b) Bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements (high quality short-term debt instruments are interpreted to mean any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization);

          c)   Shares of money market funds;

          d) Shares of "non-affiliated" open-end investment companies registered under the Investment Company Act of 1940 or foreign law; and

          e) Shares of unit investment trusts that are invested exclusively in one or more "non-affiliated" open-end investment companies.

     2)   Initial Holdings Report


     Within 10 calendar days of commencement of employment (or within 10 calendar days of obtaining Access Person status) all Access Persons must disclose to the Compliance Department all personal Securities holdings in which they have Beneficial Ownership. The form for this purpose is attached to the Code as Appendix 3. The report must contain the information listed below and must be current as of a date no more than 45 days prior to the date the person becomes an Access Person:

          a) The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each Security holding;

          b) The name of each broker, dealer or bank with which the Access Person maintains an account in which Securities are held for the Access Person's direct or indirect benefit; and

          c) The date the Access Person submits the report to the Compliance Department.

     3)   Annual Holdings Report

     All Access Persons must submit to the Compliance Department an annual holdings report prior to February 15th of each year reflecting holdings as of a date no earlier than December 31st of the preceding year. The report must contain the information listed below:

          a) The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each Security holding;

          b) The name of each broker, dealer or bank with which the Access Person maintains an account in which Securities are held for the Access Person's direct or indirect benefit; and

          c) The date the Access Person submits the report to the Compliance Department.

     4)   Quarterly Securities Transactions Report


     Not later than 15 calendar days after the end of each calendar quarter, each Access Person must submit a quarterly transactions report with respect to all transactions in Securities effected during the quarter, including those not executed through a broker, dealer or bank (e.g., trades executed with the issuer of a Security). Note that transactions effected pursuant to an automatic investment plan are not required to be reported. However, any transaction that overrides the preset schedule or allocations of the automatic investment plan must be included in a quarterly transaction report.

     With respect to transactions, the report must contain the information listed below:

          a) The date of the transaction, a description of the Security, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and principal amount of the Security;

          b) The nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

          c) The price of the Security at which the transaction was effected;

          d) The name of the broker, dealer, bank or other institution with or through which the transaction was effected;

          e) For any brokerage account opened during the quarter in which the Access Person has Beneficial Ownership, the name of the broker, dealer or bank and date the account was established; and

          f) The date the Access Person submits the report to the Compliance Department.

     With respect to any account established by the Access Person in which Securities were held during the quarter, the report must contain the information listed below:

          a) The name of the broker, dealer, bank or other institution with whom the Access Person established the account;

          b)   The date the account was established; and

          c) The date the Access Person submits the report to the Compliance Department.

     In filing the report please note:

          a) You must file a report every quarter whether or not there were any reportable transactions.

          b) Reports must show sales, purchases, or other acquisitions or dispositions, including securities received as gifts, exercise of conversion rights and the exercise or sale of subscription rights.

          c) Upon termination of employment with NAM-USA (or upon discontinuance as an Access Person), an Access Person is required to complete this report, which indicates all transactions in Securities of which he or she has Beneficial Ownership executed from the date of the last report through the date of termination/discontinuance.

     Note that a Disinterested Director is not required to submit a quarterly transaction report unless the Disinterested Director knew or, in the ordinary course of fulfilling his or her official duties as a Client director, should have known that during the 15-day period immediately before or after the director's transaction in a Security, the Client purchased or sold the Security, or the Client or NAM-USA considered purchasing or selling the Security.

     5)   Investment Clubs

     An Access Person is prohibited from participating in an investment club unless such participation has been approved in writing by the Compliance Department. The following conditions must be satisfied:

          1. The Access Person's participation does not create any actual or potential conflicts of interest;

          2. The Access Person does not control investment decision-making for the investment club; and

          3. The Access Person has made satisfactory arrangements to ensure that duplicate trade confirmations of investment club activity and quarterly statements of investment club holdings are provided to the Compliance Department by brokers acting on behalf of the investment club.

     Should the Access Person contribute, but not necessarily control, investment decision-making for the investment club, all transactions by the investment club would be subject to preclearance.

     6)   Review of Transactions and Holding Reports

     All transactions reports and holding reports will be reviewed by appropriate management or compliance personnel according to procedures established by the Compliance Department.

     7)   Brokerage Confirmations and Statements

     All Access Persons must direct their brokers to supply to the Compliance Department, on a timely basis, duplicate copies of confirmations of all personal Securities transactions and copies of all periodic statements for all Securities accounts. These confirmations and statements will be used to check for conflicts of interest by comparing the information on the confirmations and statements against NAM-USA's preclearance records and Quarterly Securities Transaction Reports.

H.   Excessive Trading

     NAM-USA believes that it is appropriate for its members to participate in the public securities markets as part of their overall personal securities investment programs. As in other areas, however, this should be done in a way that creates no potential conflicts with the interests of our clients or our firm. Further, it is important for members to recognize that otherwise appropriate trading, if excessive (measured in terms of frequency, complexity of trading programs or number of trades), or if conducted during work-time or using firm resources, can give rise to conflicts of a different category such as by distracting time, focus, and energy from our efforts on behalf of our clients or by exceeding a reasonable standard of firm accommodation of its members' basic personal needs. Accordingly, personal trading rising to such dimension as to create this possibility is not consistent with the Code, should be avoided, may be reported to managers, and may ultimately not be approved.

I.   Insider Trading

     Various SEC rules, and federal and state laws prohibit the misuse of confidential non-public information. Accordingly, NAM-USA has developed an insider trading policy which defines insider trading, as well as offers guidance on steps employees must tale when they believe they are in possession of material non-public information. Violations of this policy can not only lead to job termination, but could expose both you and the firm to criminal and civil liability.

     Employees may not transact in a security while in possession of material, non-public information relating to the issuer of the security. This prohibition applies to trading on behalf of client accounts and personal accounts. In addition, employees may not convey material non-public information about publicly traded issuers to others outside the company. Please see the firm's Insider Trading Policy, which can be found in NAM-USA's Compliance Manual.

J.   Trading in Securities of Nomura

     Keep in mind that while investing in securities issued by Nomura Holdings, Inc. or by any of its subsidiaries or affiliates (collectively, "Nomura"") is encouraged, any actions, whether sales or purchases of such securities, that are based on having knowledge of non-public material information regarding Nomura's affairs, may violate not only your fiduciary duty to our Clients, but the law as well. To avoid any perceived or actual conflict of interest, no Access Person may, for speculative purposes, engage in option transactions or short sales of Nomura securities.

K.   Trading by Compliance Department Staff

     NAM-USA's Chief Compliance Officer ("CCO") is responsible for monitoring the trading activity of each staff member of the Compliance Department. Specifically, the CCO's responsibilities include:


          o    Preclearing staff's trades;

          o    Reviewing staff's code of ethics and insider trading reports;
               and

          o Reviewing staff's supplicate transaction confirmations and brokerage statements.

     With respect to the trading activity of the CCO, the Compliance staff will be responsible for reviewing all reports submitted by the CCO in accordance with the Code and the Insider Trading Policy. The staff will also be responsible for reviewing the CCO's transaction confirmations and brokerage statements. The CCO's personal trades must be approved by NAM-USA's President or Head of Corporate Administration by signing off on the respective preclearance form.

L.   Identification of Access Persons and Investment Personnel

     The Compliance Department shall identify all persons who are considered to be Access Persons and Investment Personnel, inform such persons of their respective duties under the Code and provide them with copies of the Code and any related procedures adopted by the firm.

M.   Additional Requirements for Registered Representatives

     NAM-USA employees who have their securities licenses maintained by Nomura Securities International, Inc. ("NSI") are required to comply with the requirements of this Code and NSI's requirements regarding personal trading, gifts and entertainment and outside business activities. NSI's requirements are summarized in Appendix 7.

N.   Additional Requirements for Expatriate Employees

     Expatriate employees are reminded that in addition to the requirements outlined in this Policy, the personal trading requirements of their local Nomura company also apply to them. When a conflict arises between NAM-USA's requirements and the requirements of employees' local company, the Compliance Department should be consulted for guidance.

O.   Supplemental Compliance and Review Procedures

     The firm may establish, at its discretion, compliance and review procedures that are supplemental to those set forth in this Policy in order to provide additional assurance that the purpose of this Policy are fulfilled and/or assist the firm in the administration of the Policy. These procedures may be more, but shall not be less, restrictive than the provisions of this Policy. These procedures, and amendments made to them, do not require the approval of the directors of the Funds.

                    VI. RESPONSIBILITIES OF FUND DIRECTORS

A.   Approval by the Funds' Directors


     The directors of each Fund are required to make a determination that this Code contains provisions reasonably necessary to prevent Access Persons from violating the anti-fraud provisions of Rule 17j-1 under the Investment Company Act. A majority of each Fund's directors, including a majority of each Fund's independent directors, is required to:

     1.   Approve the Code when the Fund initially engages NAM-USA; and

     2. Approve any subsequent material changes to the Code within six months of the change.


     Prior to approving the Code or any material change to the Code, the directors of each Fund must receive a certification from NAM-USA that it has adopted procedures reasonably necessary to prevent employees from violating the Code.

B.   Annual Report to the Funds' Directors


     Management of NAM-USA will provide a written report, at least annually, to the directors of each Fund, summarizing efforts to ensure compliance by the directors, officers and employees of NAM-USA with their fiduciary obligations to the Funds. The report will, at a minimum:

     1) Summarize existing procedures regarding personal Securities transactions, and any material changes in such procedures during the prior year;

     2) Describe issues that arose under this Code, including material violations of this Code, if any, which resulted in remedial action during the prior year;

     3) Describe any significant conflicts of interest that arose involving personal investment policies of the organization, even if the conflicts did not result in a violation of the Code;

     4) Discussion of any material waivers to the Code that were granted during the prior year.

     5) Describe any recommended changes in existing procedures or restrictions based upon experience with this Code, evolving industry practices, or developments in applicable laws or regulations; and

     6) Certify to the directors that the organization has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

C.   Confidentiality

         All Securities transactions reports and any other information filed with the Compliance Department pursuant to this Policy shall, to the greatest extent practicable, be treated as confidential.


                VII. REPORTING APPARENT VIOLATIONS OF THE CODE

     NAM-USA believes that maintaining a strong compliance culture is in the best interest of the firm and its clients, in that it helps both to maintain client and employee confidence, and to avoid the costs (both reputational and monetary) associated with compliance violations. While reducing compliance violations to a minimum is our goal, realistically speaking, violations may occur from time to time. When violations occur, it is important that they be dealt with immediately by the appropriate members of the organization. Employees are required to report apparent compliance violations to the firm's CCO. If the CCO is unavailable, violations may be reported to NAM-USA's Secretary or President (note that, in this case, the Secretary or President is required to also report the violation to the CCO). If warranted, the CCO will report violations to the Fund's Independent Directors. Violations that go unreported have the potential to cause far more damage than violations that are addressed immediately upon discovery.

     Reports of apparent compliance violations will be treated confidentially to the fullest extent possible. In no event will the firm tolerate retaliation against persons who report apparent compliance violations. We realize that employees lack the training to distinguish actual from apparent compliance violations, and accordingly, the fact that a reported incident proves, after investigation, not to have involved a compliance violation will not result in any sanction against the reporter, provided that the report was made in good faith.


                         VIII. WRITTEN ACKNOWLEDGMENTS

A.   Certification of Receipt

     The Compliance Department will distribute the Code and any amendments thereon, to all employees. Within 10 calendar days of receipt of the Code or any such amendments, you are required to provide a written acknowledge of your receipt of the code and any amendments by completing the form attached to the Code as Appendix 4.

B.   Annual Certification of Compliance

     You must certify annually that you (a) have read and understand the Code;
(b) complied with the principles and requirements of the Code; and (c) disclosed or reported all transactions required to be disclosed or reported under the Code.

                              IX. RECORD KEEPING

     The Compliance Department is responsible for ensuring the following record keeping requirements are met:

     1) A copy of the Code, and any NAM-USA code of ethics that was in effect within the past five years, must be maintained in an easily accessible place;

     2) A record of any violation of the Code, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years;

     3) A list of all persons who, within the last five years have been required to make reports pursuant to this Code, or who were required to view these reports; and

     4) A copy of each report and approvals filed pursuant to this Code must be maintained for at least five years, two years in an easily assessable place.

                                  Schedule A
                                  ----------

                     U.S. Registered Investment Companies
                     ------------------------------------
                         Covered by the Code of Ethics
                         -----------------------------




Japan Smaller Capitalization Fund, Inc.
---------------------------------------


Korea Equity Fund, Inc.
-----------------------

                                  APPENDIX 1
                      NOMURA ASSET MANAGEMENT U.S.A. INC.
                         TRANSACTION PRECLEARANCE FORM
                         -----------------------------


Your Name:_____________________________ Title:____________________  Request Date:______________


I.   Description of Proposed Transactions

------------------------------------------------------------------------------------------------------------------------------------
Buy /Sell   Security             Issuer/Company Name           Ticker /   Units         Expected Trade      Is this a Limit, GTC, or
              Type      Description if Fixed Income / Option     Cusip     /Shares       Amount (US $)      Stop-Loss Order? If Yes,
                                                                                                             Provide Limit Price and
                                                                                                                      Date
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


II.  Certifications

--------------------------------------------------------------------------------

A. By signing this form I certify that the information stated above is accurate and the following statements are true:

o I believe that this transaction(s) is not in conflict with the interests of any Client, unless otherwise described in the attached Special Transaction Preclearance Form.

o I do not have current inside information in these exact same Securities or issuers of such Securities.

B. If I am in the Investment Personnel category (as defined by the Code), I certify that the statements in II A. and the following statements are true:

o I have not, for my own account or for any account the investments of which are attributed to me, entered into any transaction within the past 30 days in the Security(ies) identified or a related Security (within the meaning of the Code) which, together with the proposed transaction, would result in a profit prohibited by the Code.

o Unless otherwise explained in the attached Special Transaction Preclearance Form, I do not believe this (i) Security (ies) is appropriate for purchase by, or sale by, the portfolio of any client account that I manage; or (ii) is a Security (ies) in an industry that I follow in my capacity as a research analyst.

C. If I am a Portfolio Manager (as defined in the Code), I certify that the statements in Part II A. and B. and the following statements are true:

o No Client, including any registered investment company, of which I am a Portfolio Manager has executed a transaction in the Security identified above within the past seven (7) calendar days.

o I have determined (by checking with the investment department head, if other than myself) that no client, including any registered investment company, of which I am a Portfolio Manager intends to place a transaction in the Security identified above with the next seven (7) calendar days.
--------------------------------------------------------------------------------


III. Special Transactions (For Investment Personnel Only): Check one of the following:

--------------------------------------------------------------------------------
[ ] The proposed transaction(s) does not involve any of the following (a "special transaction(s)"):

     a) The sale for my own account or an account attributable to me of a Security that is currently held in a Client account that I manage;

     b) The purchase for my own account or an account attributable to me of a Security that is eligible for purchase by a Client account that I manage;

     c)   The purchase of an IPO (initial public offering);

     d) A private placement transaction (including a transaction in a hedge fund or private fund); and

     e) The purchase or sale for my account or an account attributable to me of a Security in an industry that I follow in my capacity as a research analyst.

[ ] The proposed transaction(s) involves a "special transaction," and I have attached a completed Special Transaction Preclearance Form. I understand special transactions are prohibited unless specifically approved as provided in the Code.
--------------------------------------------------------------------------------


IV.  Access Person Signature

--------------------------------------------------------------------------------
I understand that the approval, if granted, is valid only until the close of today's trading (or in the case of a private placement purchase, the closing of the private placement transaction.)


------------------------------------              ---------------------------
Signature                                         Date
--------------------------------------------------------------------------------


V.   Approval


----------------------------------------------------------------------------------------------------------------

This proposed transaction(s) described above is         [    ]  Approved                  [     ]  Disapproved



-----------------------------------------------                        -----------------
Investment Department Signature (or Delegate thereof)                  Date

Investment Department approval certifies that the Securities listed above are presently not being traded and are not under consideration for any Fund or other NAM-USA Client, and are not intended to be traded by any Fund or other
NAM-USA Client within the next seven (7) calendar days.

This proposed transaction(s) described above is         [    ]  Approved                  [     ]  Disapproved



----------------------------------------------                -----------------
Compliance Department Signature                               Date

Compliance Department approval certifies that, among other things, the Compliance Department has confirmed that for Investment Personnel, the Securities listed above have not been traded by any Fund or other NAM-USA
Client within the previous seven (7) calendar days, unless the transaction qualifies for exemption as permitted in the Code of Ethics.

Approval by NAM-USA President (Required only for Transactions Proposed by the Head of the Investment Department)


This proposed transaction(s) described above is         [    ]  Approved                  [     ]  Disapproved


--------------------------------------------------------------------------------------
NAM-USA President Signature                                Date
---------------------------------------------------------------


NAM-USA President approval certifies that he or she has spoken with the appropriate personnel in the Compliance and Investment Departments and has
determined that there are no potential or actual conflicts of interest arising from the Head of the Investment Department trading in the Securities listed above.
----------------------------------------------------------------------------------------------------------------

                                  APPENDIX 2
                      NOMURA ASSET MANAGEMENT U.S.A. INC.
                     SPECIAL TRANSACTION PRECLEARANCE FORM
                     -------------------------------------


Your Name:_______________________________Title:___________________________  Request Date:______________


I.   Description of Proposed Transaction

------------------------------------------------------------------------------------------------------------------------------------
Buy /Sell  Security             Issuer/Company Name            Ticker /   Units        Expected Trade       Is this a Limit, GTC, or
             Type       Description if Fixed Income/ Option      Cusip     /Shares      Amount (US $)       Stop-Loss Order? If Yes,
                                                                                                           Provide Limit Price & Dat
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


This transaction involves (check all that apply)
     The purchase of an IPO (initial public offering)
     A private placement transaction (including an investment in a hedge fund or private fund).
     The purchase for my own account or an account attributed to me of a Security that is eligible for purchase by a Client account that I manage.
     The sale by me for my own account or an account attributed to me of a Security that is currently held in a Client account that I manage.
     The purchase by me for my own account or an account attributed to me of a Security in an industry that I follow in my capacity as a research analyst.
     The sale by me for my own account or an account attributed to me of a Security in an industry that I follow in my capacity as a research analyst. Other (describe):

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------


II.  Potential Conflicts

--------------------------------------------------------------------------------
1. Describe any Beneficial Ownership that you (or any accounts attributed to you) currently have in the Security described in Section I. above or any related securities.

Account     Issuer and Security    #Units/Shares    Date Acquired          Cost
--------------------------------------------------------------------------------


2. Describe generally any interest that any Client account(s) managed by you currently has in the Security described above or in any related securities.


3. Describe any personal or professional relationship you may have with the issuer of the Security described in 1. above, or with its officers, directors, controlling persons or affiliates.


4. If the proposed transaction involves the sale for your own (or an attributed) account of Securities held in one or more Client accounts managed by you, explain why you believe it is appropriate for you to sell that Security when the client is not.


5. If the proposed transaction involves the sale for your own (or an attributed) account of Securities held in one or more Client accounts managed by you, give transaction details (account(s), units, date acquired, cost) of any Client accounts that have acquired the security within the last 15 days.


6. If the proposed transaction involves the purchase for your own (or an attributed) account of a Security that is eligible for purchase by one or more client accounts that you manage, explain why you believe this Security is not appropriate for inclusion in the client's portfolio?


7. If the proposed transaction involves a purchase or sale by you of a Security in an industry you follow in your capacity as a research analyst, explain why you have not recommended such Security for purchase or sale, as applicable, by a Client account.


8. Describe any potential conflict of interest presented by the proposed transaction that has not been described above.


9. To the best of your knowledge, is any client a co-investor or co-partner with this venture or does any Client have a pre-existing interest or expect to invest in this venture?


10. Describe how this investment opportunity came to your attention and any personal or professional relationship you may have to any underwriter or placement agent for the transaction.


--------------------------------------------------------------------------------

III. Certification

--------------------------------------------------------------------------------
I hereby certify that the foregoing information is correct and complete to the best of my knowledge.


----------------------------------------               -------------------------
Signature                                              Date
--------------------------------------------------------------------------------


IV. Approval by NAM-USA President (To be Obtained Prior to Submission for Preclearance)

(Only applicable for: (a) Investment Personnel desiring to purchase an IPO or purchase or sell a private placement, (b) any Investment Personnel involved in a contemplated Client purchase of a Security of an issuer in the event that such Investment Personnel also holds a privately placed security of such issuer, and (c) trades proposed by the Head of the Investment Department.


--------------------------------------------------------------------------------

------------------------------------               ---------------------------
NAM-USA President Signature                        Date

------------------------------------
Print Name

--------------------------------------------------------------------------------


V.   Approval (To be Completed by the Compliance Department)

--------------------------------------------------------------------------------
                Purchase                                           Approved
The proposed    Sale                described above is:            Disapproved


------------------------------------                ---------------------------
Compliance Signature                                Date



------------------------------------
Print Name


     |_| The proposed transaction has been discussed with the following investment supervisory personnel:

     -------------------------------------------------------------------
                                     Names


Analysis:












--------------------------------------------------------------------------------

                                  APPENDIX 3
                      NOMURA ASSET MANAGEMENT U.S.A. INC.
                                CODE OF ETHICS

                            INITIAL HOLDINGS REPORT

As an alternative to completing the tables below, you may attach copies of your most recent Securities statements, provided that the information is current and the statements include ALL of your Securities holdings and open Securities accounts. Any holdings and/or accounts not reflected in these statements must be noted below. Note: Securities accounts include (1) brokerage accounts and (2) mutual fund accounts in which you are able to invest in affiliated open-end investment companies.

The following is a list of all my personal Securities holdings, including holdings in my personal Securities accounts, in any account in which I have direct or indirect beneficial interest, and in any account over which I have investment discretion or provide investment advice.


----------------------------- ------------------- ----------------- ------------------------------------- --------------------------
                                                         Number of
                                                            Shares
                              CUSIP/SEDOL/          Held/Principal  Name of Broker /
Security Description/Title    Ticker Symbol                 Amount  Dealer or Bank                        Account Number
----------------------------- ------------------- ----------------- ------------------------------------- --------------------------

----------------------------- ------------------- ----------------- ------------------------------------- --------------------------

----------------------------- ------------------- ----------------- ------------------------------------- --------------------------

----------------------------- ------------------- ----------------- ------------------------------------- --------------------------

----------------------------- ------------------- ----------------- ------------------------------------- --------------------------

----------------------------- ------------------- ----------------- ------------------------------------- --------------------------

----------------------------- ------------------- ----------------- ------------------------------------- --------------------------

----------------------------- ------------------- ----------------- ------------------------------------- --------------------------

The following is a list of all Securities accounts currently established for myself, my spouse, domestic partner, minor children, and any immediate family member living in my residence, and for any other account in which I have Beneficial Ownership or for which I have investment discretion or provide investment advice.


     ------------------------- ---------------------------- -------------------- ---------------------------
     Name of Broker /                                       Date Account
     Dealer or Bank            Account Number               Established          Name on the Account
     ------------------------- ---------------------------- -------------------- ---------------------------

     ------------------------- ---------------------------- -------------------- ---------------------------

     ------------------------- ---------------------------- -------------------- ---------------------------

     ------------------------- ---------------------------- -------------------- ---------------------------

     ------------------------- ---------------------------- -------------------- ---------------------------


------------------------------------                 -------------------------
Signature                                            Date


-----------------------------------
Printed Name

PLEASE RETURN THIS FORM TO THE COMPLIANCE DEPARTMENT NO LATER THAN 10 CALENDAR
                   DAYS AFTER RECEIPT OF THE CODE OF ETHICS

                                  APPENDIX 4
                      NOMURA ASSET MANAGEMENT U.S.A. INC.
                                CODE OF ETHICS

                           CERTIFICATION OF RECEIPT


I hereby acknowledge that I have received and read the Nomura Asset Management U.S.A. Inc. ("NAM-USA") Code of Ethics. I understand and agree that as an Access Person, I am subject to and will abide by their provisions and all amendments thereto. I further undertake to obey the rules of any regulatory body with which NAM-USA may be required to comply either directly or indirectly prevailing from time to time and any addition, amendment or replacement that is set out in any written notice which is subsequently given to me. I understand that failure to follow such policies and procedures can result in disciplinary action by my employer as well as possible civil and criminal penalties.











--------------------------------------               ---------------
Signature                                            Date





--------------------------------------
Print Name


PLEASE RETURN THIS FORM TO THE COMPLIANCE DEPARTMENT NO LATER THAN 10 CALENDAR
                   DAYS AFTER RECEIPT OF THE CODE OF ETHICS

                                  APPENDIX 5
                      NOMURA ASSET MANAGEMENT U.S.A. INC.

                        OUTSIDE BUSINESS ACTIVITY FORM
                        ------------------------------


Do you have any outside business activities that require reporting*:   Yes |_|      No |_|

If yes, complete the following questions.
------------------------------------------------------------------------------------------------------------------------------------
                          Title of Your                                                                     Describe
                          Position in      Description of            Amount of                              Organization's
Name of the Outside       Outside          the Service               Time the             Compensation      Relationship with
Organization              Organization     Provided by You           Service Requires     (if Any)          NAM-USA (if any)
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------



---------------------------------------       -----------------------------------       ------------------
Signature                                     Printed Name                              Date

* All outside business activities, including your service as a partner, officer, director, owner or trustee, must be reported to the Compliance Department. You are prohibited from participating in an investment club or from serving on the board of directors or other governing board of a publicly traded entity, absent prior written authorization from the President of NAM-USA.

                                  APPENDIX 6
                      NOMURA ASSET MANAGEMENT U.S.A. INC.
               REQUEST TO ENGAGE IN AN OUTSIDE BUSINESS ACTIVITY

TO:              Compliance Department

FROM:            _______________________________________________

DEPARTMENT:      _______________________________________________



Are you registered with the NASD?         Yes    No

I understand that I must obtain prior approval from Nomura Asset management
U.S.A. Inc. ("NAM-USA") to engage in an outside business or activity, or to receive compensation from an outside person or entity. I have familiarized myself and agree to abide by NAM-USA's Outside Business Activity policy and hereby submit my request (and applicable attachments) to engage in the following activity.

1. Name of company or entity______________________________________________

2. Check appropriate category:

Sole proprietorship   Family business or enterprise   Privately-held corporation

Publicly held corporation (if yes, where traded) ____________

Partnership (if yes, attach partnership agreement and list of all partners and their business affiliates)

Charitable or non-profit organization    Municipal or political entity     Bank or financial institution

Broker-dealer, investment advisory or other securities-related business
(if yes, is the entity registered with the

          NASD     SEC      Not registered)

Other (please specify) ___________________________________________

3. Nature of business _______________________________________________________

4. Amount of Investments $ ___________________ Degree of Ownership ____________%

5. Capacity in which I will be involved (check appropriate description):

Employee    Officer   Director or Trustee   Owner (Passive)   Owner (Active)    Consultant

Elected Official (such as school board or other political office)

Other (please describe) _______________________________________________________________________

6. Capacity in which I will be involved (check appropriate description):

7. Term of office or projected period of involvement? ___________

8. How much time will be devoted to this activity? ____________ Amount of compensation, if any? ___________

9. Will you be absent from NAM-USA during normal business hours on behalf of this activity? Yes No

10. Are you aware of any potential conflicts of interest your involvement in this activity may pose?

       Yes    No  (If yes, please explain) _________________________________________________________

____________________________________________________________________________________________________




11.  Have you ever or do you intend to recommend investment in or the purchase or sale of securities of the entity identified at item #1 above? Yes  No
     (If yes, please explain) ______________________________________________________________________

12.  Does the entity identified at item #1 maintain a securities account at an affiliated broker-
     dealer of NAM-USA? Yes No (if yes: Name of brokerdealer _______________________________________

     Account # _______________________  Investment Executive ________________________________________

13.  Does the entity identified at item #1 above currently maintain or intend to engage in an investment banking relationship with NAM-USA or its affiliates? Yes No
     (If yes, please explain) ______________________

I hereby warrant that the above information (and attachments, if applicable) is current and accurate to the best of my knowledge. In addition, I agree to promptly notify NAM-USA's Compliance Department of any material changes by amending this request.

____________________________________________________________________________



_______________________________________________________       _____________________________
Employee Signature                                            Date

_______________________________________________________       _____________________________
Compliance Department Signature                               Date

_______________________________________________________
Compliance Department Name

                                  APPENDIX 7
                                  ----------

                          ADDITIONAL REQUIREMENTS FOR
                          ---------------------------
                         REGISTERED REPRESENTATIVES OF
                         -----------------------------
                 NOMURA SECURITIES INTERNATIONAL, INC. ("NSI")
                 ---------------------------------------------


->   Personal Trading
     |_|  May not trade in securities on NSI's Restricted List.
     |_| Cannot sell a security within 30 days of purchase (does not apply to U.S. open-end investment companies).
     |_| Prior written approval from NSI required for trades in securities issued by Nomura entities (e.g., NHI ADRs).
     |_| May not purchase securities sold in an initial public offering or a secondary offering.
-> Outside Activities - prior written consent from NSI is required for all outside activities, whether compensation is received or not.
->   Gifts and Entertainment
     |_|  Giving Gifts
          -> May not give gifts valued in excess of $100 per year to any one person/entity.
          -> Gifts valued in excess of $50 to any employee of the New York Stock
             Exchange is prohibited.
          -> Prior written approval required for gifts/entertainment to public officials.
          -> Political contributions must be reported to NSI.
     |_| Accepting Gifts - may not accept any gift valued in excess of $100 from any individual/entity with which NSI has a current or potential business relationship.